Continental Alloy Wheel Corporation S-1/A

Exhibit 10-1

Andrew J. Befumo
1629 K Street NW
Washington, DC 20006

October 24, 2011

The undersigned sole shareholder of Continental Alloy Wheel Corporation (the “Company”) hereby affirms his ownership of 10,000,000 shares of $0.001 par value common stock of the Company.  The undersigned hereby agrees with prospective subscribers to shares of the Company, as a material inducement to such subscribers to subscribe for shares, not to sell his respective shares of the Company’s common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a “blank check” company.

/s/ Andrew J. Befumo
Andrew J. Befumo